Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the use of our reports dated February 16, 2023, with respect to the consolidated financial statements of Insight Enterprises, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference. /s/ KPMG LLP Phoenix, Arizona May 18, 2023